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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-89776) of Hawthorne Financial Corporation on Form S-4 of our report dated January 29, 2002 (March 20, 2002 as to Note 20), appearing in the Annual Report on Form 10-K/A, Amendment No. 3 of Hawthorne Financial Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 18, 2002